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                                                                    EXHIBIT 10.1

                        PAREXEL INTERNATIONAL CORPORATION
                                 Amendment No. 4
                                       to
                   SECOND AMENDED AND RESTATED 1995 STOCK PLAN

The Second Amended and Restated 1995 Stock Plan (the "Plan") of PAREXEL
         International Corporation is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

Section 5 shall be amended and restated in its entirety to read as follows:

                  "5. MEANS OF EXERCISING STOCK RIGHTS. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock owned by the optionee free and clear of any restrictions (other than those arising under securities laws) for at least six months having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, (c) at the discretion of the Committee and consistent with applicable law, though the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Stock Right and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c) or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question.

                  A holder of a Stock Right who is a participant in a deferred compensation plan established by the Company may elect, with the permission of the Committee and in accordance with such rules as may be established by the Committee from time to time, to defer the receipt of any shares of Common Stock issuable upon the exercise of a Stock Right, provided that such election is irrevocable and that such election is made at least a specified number of days prior to the exercise of the Stock Right which number of days shall be determined by the Committee. The optionee's account under such deferred compensation

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         plan shall be credited with a number of shares of Common Stock equal to the number of shares so deferred.

                  The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance a stock certificate to him for such shares. Except as expressly provided in paragraph 11 below with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued. The stock certificates representing such shares shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, as amended (the "Act") or any state securities laws."

Except as aforesaid, the Plan shall remain in full force and effect.